Exhibit 99.1

Sonus Networks Reports 2014 Fourth Quarter and Full Year Results

Company Delivers Record Customer Growth and Record Gross Margins

For Immediate Release: February 18, 2015

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in enabling and securing real-time communications, today announced results for the fourth quarter and year ended December 31, 2014.

Financial Highlights

The following table summarizes the fourth quarter and full year results for fiscal 2014 and 2013 (in millions, except share and per share amounts).  A 1-for-5 reverse split of the Company’s common stock became effective on the NASDAQ Global Select Market as of the commencement of trading on January 30, 2015. EPS is presented on both a pre-reverse split and post-reverse split basis.

	Quarter Ended		Year Ended
	Dec. 31, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Total Company Revenue	$76.8	$76.2	$296.3	$276.7
Total Product Revenue	$46.6	$45.8	$182.5	$167.3
Total Growth-related Revenue(1)	$42.5	$41.6	$163.5	$129.9
Indirect Channel Product Revenue	$11.4	$8.8	$50.2	$33.2
GAAP Gross Margin	67.4%	63.5%	65.3%	62.3%
Non-GAAP Gross Margin	68.9%	64.7%	67.4%	63.6%
GAAP Loss from Operations as a % of Revenue	(2.5)%	(0.1)%	(5.8)%	(7.6)%
Non-GAAP Income from Operations as a % of Revenue (Operating Income Margin)	9.9%	8.5%	7.0%	2.7%
Pre-Reverse Split EPS
GAAP (Loss) or Diluted EPS	$(0.01)	$0.00	$(0.07)	$(0.08)
Non-GAAP Diluted EPS	$0.03	$0.02	$0.07	$0.02
Diluted Shares Outstanding	250.4	273.5	255.0	280.9
Post-Reverse Split EPS
GAAP (Loss) or Diluted EPS	$(0.04)	$0.00	$(0.34)	$(0.40)
Non-GAAP Diluted EPS	$0.15	$0.12	$0.37	$0.11
Diluted Shares Outstanding	50.1	54.7	51.0	56.1

“I am very proud of our performance in 2014. We continued to attract some of the best talent in the industry, expanded our product portfolio into new growth areas and became embedded in a growing number of Tier one service provider networks around the world,” said Ray Dolan, president and chief executive officer. “We achieved a record high of 806 total customers in the fourth quarter of 2014, which is up almost 40% from the prior year.  Our strong margin performance demonstrates that we have established a firm foundation to drive continued operating leverage. I look forward to 2015 as a breakout year for Sonus as we accelerate our financial performance and continue to strengthen our strategic industry leadership.”

Mark Greenquist, chief financial officer, commented, “We delivered record gross margins in the fourth quarter driven by an increase in sales of higher margin products and capacity expansions. This strong performance underscores the progress we are making to drive continued and consistent results. In fact, the fourth quarter of 2014 marks the twelfth consecutive quarter since the Company began giving quarterly guidance that it has met or surpassed non-GAAP EPS expectations. The fourth quarter also marks the seventh consecutive profitable quarter for the Company on a non-GAAP basis. We look forward to building on this momentum in 2015.”

Commercial Highlights

During 2014, the Company broadened its portfolio of award-winning products, including the Sonus SBC 7000, a market disrupting platform designed to scale to service providers’ highest projections and support emerging services such as high definition (HD) voice and video and Voice over Long-Term Evolution (VoLTE). The Sonus SBC 7000 experienced the fastest time-to-revenue of any new product in the Company’s history, representing more than $15 million in revenue in its first six months of commercial availability.

Over the course of 2014, the Company introduced the Sonus PSX SWe, the virtualized platform of Sonus’ Centralized Policy and Routing Engine, and the Sonus DSC SWe, a virtualized version of Sonus’ Diameter Signaling Controller (DSC) product. Sonus has led the market to virtualization. These virtualized offerings followed the introduction of the Sonus SBC SWe (Software edition) in 2013.  It is the only brand on the market to leverage a common, hardened code base across its hardware and software portfolios for core communications networks, providing customers holistic investment protection.

During 2014, the Company further strengthened its relationships with key partners and customers including BroadSoft, Genesys, Microsoft and the U.S. Department of Defense (DOD).  Sonus’ complete portfolio of session border controllers (SBCs) completed interoperability testing with BroadSoft’s BroadWorks platform as well as with Genesys, a provider of customer experience and contact center solutions.  Sonus’ entire SBC portfolio has received Microsoft® Lync® 2013 qualification, including the Sonus SBC 7000, the highest capacity Lync-qualified e-SBC solution on the market. In addition, the Company’s full portfolio of SBC products were added to the DOD approved products list and are now available to U.S. government customers via Westcon Group’s General Services Administration (GSA) IT Schedule 70 program, the most widely used acquisition vehicle in the U.S. federal government.

During 2014, Sonus received numerous industry awards including the 2014 Excellence in SDN Award and the 2014 Unified Communications (UC) Product of the Year Award by TMC’s INTERNET TELEPHONY magazine for the Sonus SBC SWe. The Company was also awarded the 2014 INTERNET TELEPHONY Lync Pioneer Award, an award given to companies that enable businesses to leverage the Microsoft Lync platform for enhanced UC and collaboration experiences.

Corporate Highlights

During 2014, the Company expanded its board of directors from nine to eleven directors, naming Matthew W. Bross, Chairman and Chief Executive Officer of Compass-EOS and former global Chief Technology Officer of Huawei Technologies, Williams Communications Group and British Telecom, and Richard J. Lynch, President of FB Associates, LLC and former Executive Vice President and Chief Technology Officer of Verizon Communications and Verizon Wireless, to its board of directors.

The Company also responded to shareholder feedback, including: terminating its shareholder rights plan (a poison pill adopted in 2008 and set to expire in June 2015); enhancing its pay-for-performance practices; instituting share ownership guidelines applicable for the Company’s non-employee directors, chief executive officer and other Section 16 reporting officers; and adopting a formal clawback policy with respect to the Company’s executive incentive compensation.

Share Repurchases

During the fourth quarter of 2014, the Company repurchased a total of approximately 0.2 million shares at an average price per share of approximately $17.00.  As of December 31, 2014 the Company had repurchased approximately 9 million shares of common stock (approximately 16% of the shares that were outstanding prior to the beginning of its share repurchases) at an average price per share of $17.00 since the inception of its stock buyback program in July of 2013. As of December 31, 2014, the Company had 49.4 million shares of common stock outstanding. As of December 31, 2014 approximately $23 million remained available to the Company for potential share repurchases under the Company’s current stock buyback program. The stock figures and share prices discussed above are adjusted to reflect the 1-for-5 reverse split of the common stock that was made effective on the NASDAQ Global Select Market as of the commencement of trading on January 30, 2015.

Cash & Investments

The Company ended the fourth quarter of 2014 with $148 million in cash, cash equivalents and investments, including the impact of the share repurchases previously described.

Growth-related Revenue (1)

The Company has substantially expanded the portfolio of products expected to contribute to its revenue growth.  In addition to enhancing its industry leading portfolio of SBCs, products added recently to the Company’s portfolio include DSCs (acquired from Performance Technologies, Incorporated (PT) in February 2014), and the technology assets acquired from Treq Labs, Inc. (Treq) in January 2015.

For full year 2014, the Company generated 68.1% of its Total Product revenue from Growth-related products, up from 58.2% for full year 2013 and 44.1% for full year 2012. Given this successful transformation and the expectation for this trend to continue, the Company intends to provide its outlook based on Total Company revenue beginning in fiscal 2015 and will no longer report revenue from growth-related vs. legacy products and services.

(1)         Growth-related revenue in 2014 consisted primarily of SBCs and DSCs.  Legacy revenue consisted primarily of Trunking and SS7 Signaling.  Certain of our products contributed to either Growth-related revenue or Legacy revenue, depending on the use for which our customers purchased such products.  For more information about how we determined whether products contributed to Growth-related revenue or Legacy revenue, please see our Quarterly Report on Form 10-Q for the quarter ended September 26, 2014, which was filed with the U.S. Securities and Exchange Commission on October 28, 2014.

Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses (opex) and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

	Q115	FY15
Total Company Revenue	$74 million	$326 to $330 million
Gross Margin	67.0% to 67.5%	Not provided
Opex	$47.5 to $48.0 million	Not provided
EPS	$0.03	$0.54 to $0.58
Diluted Shares Outstanding	50.5 million	51 million

Conference Call Details

Date: February 18, 2015

Time: 8:30 a.m. (ET)

Dial-in number: 800 736 4594

International Callers: + 1 212 231 2914

The Company will also offer a live, listen-only webcast of the conference call via the Sonus Networks Investor Relations website at http://investors.sonusnet.com/events.cfm where supporting materials including a presentation and supplementary financial and operational data have also been posted.

Replay Information

A telephone playback of the call will be available following the conference call until March 4, 2015 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21759132.

Tags

Sonus Networks, Sonus, SONS, 2014 fourth quarter, full year 2014, earnings, results, IP-based network solutions, SBC,  software SBC, session border controller, DSC, DEA, DRA, diameter signaling controller, diameter edge agent, diameter routing agent, SDN, policy, SIP trunking, Cloud, VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX.

About Sonus Networks

Sonus brings intelligence and security to real-time communications. By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized Session Border Controllers (SBCs), Diameter Signaling Controllers (DSCs), Network as a Service capabilities, policy/routing servers and media and signaling gateways.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the “Outlook” section, statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the results of the reverse split of our common stock and impact of the PT and Treq transactions on our financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the NET and PT acquisitions and the Treq asset acquisition; the effects of disruption from the PT and Treq transactions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET, PT and Treq assets; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; the impact of the reverse split of our common stock and changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible assets, depreciation expense related to the fair value write-up of acquired property and equipment, acquisition-related costs, divestiture costs, restructuring and other income arising from the settlement of litigation related to prepaid royalties for software licenses.  We also consider the use of non-

GAAP operating income as a percentage of revenue (operating income margin) and non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In the second quarter of 2013 we recorded $0.6 million of expense for the write-off of an intellectual property intangible asset which we determined was impaired as of June 28, 2013.  We believe that excluding the impairment of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

On June 20, 2014, we sold the Multi-Protocol Server (MPS) business that we had acquired in connection with the acquisition of PT.  We incurred $0.4 million of transaction costs related to this divestiture.  We do not consider these divestiture costs to be related to our continuing operations.  We believe that excluding divestiture costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the first quarter of 2014, we recorded $2.25 million of other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses which we had written off in fiscal 2012.  We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 26,	December 31,
	2014	2014	2013
Revenue:
Product	$46,570	$44,900	$45,825
Service	30,228	28,316	30,328
Total revenue	76,798	73,216	76,153

Cost of revenue:
Product	14,736	15,074	16,391
Service	10,270	10,240	11,376
Total cost of revenue	25,006	25,314	27,767

Gross profit	51,792	47,902	48,386

Gross margin:
Product	68.4%	66.4%	64.2%
Service	66.0%	63.8%	62.5%
Total gross margin	67.4%	65.4%	63.5%

Operating expenses:
Research and development	18,810	20,693	17,473
Sales and marketing	21,428	20,350	19,769
General and administrative	9,855	10,901	10,486
Acquisition-related	252	—	93
Restructuring	3,392	673	624
Total operating expenses	53,737	52,617	48,445

Loss from operations	(1,945)	(4,715)	(59)
Interest income (expense), net	25	(35)	116
Other income, net	206	5	1

Income (loss) before income taxes	(1,714)	(4,745)	58
Income tax (provision) benefit	(478)	(468)	214

Net income (loss)	$(2,192)	$(5,213)	$272

Income (loss) per share:
Basic	$(0.04)	$(0.11)	$0.01
Diluted	$(0.04)	$(0.11)	$—

Shares used to compute income (loss) per share:
Basic	49,361	49,291	54,188
Diluted	49,361	49,291	54,699

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2014	2013
Revenue:
Product	$182,455	$167,272
Service	113,871	109,461
Total revenue	296,326	276,733

Cost of revenue:
Product	60,284	59,235
Service	42,637	45,038
Total cost of revenue	102,921	104,273

Gross profit	193,405	172,460

Gross margin:
Product	67.0%	64.6%
Service	62.6%	58.9%
Total gross margin	65.3%	62.3%

Operating expenses:
Research and development	79,396	69,559
Sales and marketing	80,141	78,365
General and administrative	43,937	40,107
Acquisition-related	1,558	93
Restructuring	5,625	5,411
Total operating expenses	210,657	193,535

Loss from operations	(17,252)	(21,075)
Interest income, net	75	405
Other income, net	2,536	3

Loss before income taxes	(14,641)	(20,667)
Income tax provision	(2,214)	(1,452)

Net loss	$(16,855)	$(22,119)

Loss per share
Basic	$(0.34)	$(0.40)
Diluted	$(0.34)	$(0.40)

Shares used to compute loss per share:
Basic	50,245	55,686
Diluted	50,245	55,686

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$41,157	$72,423
Short-term investments	64,443	138,882
Accounts receivable, net	62,943	64,463
Inventory	22,114	21,793
Deferred income taxes	991	656
Other current assets	15,239	15,073
Total current assets	206,887	313,290

Property and equipment, net	17,845	19,102
Intangible assets, net	22,594	10,091
Goodwill	39,263	32,379
Investments	42,407	34,364
Deferred income taxes	1,043	2,121
Other assets	2,596	6,137
	$332,635	$417,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,497	$11,164
Accrued expenses	32,149	34,026
Current portion of deferred revenue	36,967	41,169
Convertible subordinated note	—	2,380
Current portion of long-term liabilities	794	672
Total current liabilities	77,407	89,411

Deferred revenue	8,009	10,528
Deferred income taxes	1,623	922
Other long-term liabilities	5,246	4,371
Total liabilities	92,285	105,232

Commitments and contingencies

Stockholders equity:
Common stock	49	53
Additional paid-in capital	1,226,226	1,280,655
Accumulated deficit	(991,347)	(974,492)
Accumulated other comprehensive income	5,422	6,036
Total stockholders’ equity	240,350	312,252
	$332,635	$417,484

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(16,855)	$(22,119)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	11,488	12,329
Amortization of intangible assets	4,597	4,546
Stock-based compensation	23,914	17,873
Impairment of intangible assets	—	600
Loss on disposal of property and equipment	292	54
Deferred income taxes	885	(553)
Changes in operating assets and liabilities:
Accounts receivable	4,771	3,536
Inventory	5,414	4,150
Other operating assets	5,077	6,200
Accounts payable	(3,759)	(555)
Accrued expenses and other long-term liabilities	1,657	4,768
Deferred revenue	(7,439)	3,278
Net cash provided by operating activities	30,042	34,107

Cash flows from investing activities:
Purchases of property and equipment	(9,541)	(6,949)
Business acquisition, net of cash acquired	(35,022)	—
Divestiture of business	2,000	—
Purchases of marketable securities	(112,800)	(182,491)
Sale/maturities of marketable securities	179,365	196,980
Cash proceeds from the sale of fixed assets	268	—
Net cash provided by investing activities	24,270	7,540

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	2,882	1,888
Proceeds from exercise of stock options	10,117	2,669
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,442)	(1,300)
Repurchase of common stock	(93,224)	(59,674)
Principal payments of capital lease obligations	(84)	(117)
Payment of debt	(2,380)	—
Net cash used in financing activities	(85,131)	(56,534)

Effect of exchange rate changes on cash and cash equivalents	(447)	(694)

Net decrease in cash and cash equivalents	(31,266)	(15,581)
Cash and cash equivalents, beginning of year	72,423	88,004
Cash and cash equivalents, end of period	$41,157	$72,423

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets and divestiture costs included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	December 31,	September 26,	December 31,
	2014	2014	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$—	$364	$—

Stock-based compensation
Cost of revenue - product	$50	$104	$53
Cost of revenue - service	377	381	289
Cost of revenue	427	485	342

Research and development expense	1,176	1,521	1,214
Sales and marketing expense	1,138	1,747	1,149
General and administrative expense	1,960	2,748	2,031
Operating expense	4,274	6,016	4,394

Total stock-based compensation	$4,701	$6,501	$4,736

Amortization of intangible assets
Cost of revenue - product	$703	$701	$560

Sales and marketing	492	494	526
Operating expense	492	494	526

Total amortization of intangible assets	$1,195	$1,195	$1,086

Divestiture costs
General and administrative	$—	$30	$—

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, impairment of intangible assets, divestiture costs  and a litigation settlement related to prepaid licenses included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Year ended
	December 31,	December 31,
	2014	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$1,782	$—

Stock-based compensation
Cost of revenue - product	$337	$181
Cost of revenue - service	1,449	1,050
Cost of revenue	1,786	1,231

Research and development expense	5,759	3,616
Sales and marketing expense	5,437	4,780
General and administrative expense	10,932	8,246
Operating expense	22,128	16,642

Total stock-based compensation	$23,914	$17,873

Amortization of intangible assets
Cost of revenue - product	$2,708	$2,242

Research and development	—	200
Sales and marketing	1,889	2,104
Operating expense	1,889	2,304

Total amortization of intangible assets	$4,597	$4,546

Impairment of intangible assets
Research and development	$—	$600

Divestiture costs
General and administrative	$435	$—

Litigation settlement - prepaid licenses
Other income, net	$2,250	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 26,	December 31,
	2014	2014	2013

GAAP gross margin - product	68.4%	66.4%	64.2%
Stock-based compensation expense	0.1%	0.2%	0.1%
Amortization of intangible assets	1.5%	1.6%	1.3%
Fair value write-up of acquired inventory	0.0%	0.8%	0.0%
Non-GAAP gross margin - product	70.0%	69.0%	65.6%

GAAP gross margin - service	66.0%	63.8%	62.5%
Stock-based compensation expense	1.3%	1.4%	0.9%
Non-GAAP gross margin - service	67.3%	65.2%	63.4%

GAAP total gross margin	67.4%	65.4%	63.5%
Stock-based compensation expense	0.6%	0.7%	0.4%
Amortization of intangible assets	0.9%	0.9%	0.8%
Fair value write-up of acquired inventory	0.0%	0.5%	0.0%
Non-GAAP total gross margin	68.9%	67.5%	64.7%

GAAP total gross profit	$51,792	$47,902	$48,386
Stock-based compensation expense	427	485	342
Amortization of intangible assets	703	701	560
Fair value write-up of acquired inventory	—	364	—
Non-GAAP total gross profit	$52,922	$49,452	$49,288

GAAP research and development expense	$18,810	$20,693	$17,473
Stock-based compensation expense	(1,176)	(1,521)	(1,214)
Non-GAAP research and development expense	$17,634	$19,172	$16,259

GAAP sales and marketing expense	$21,428	$20,350	$19,769
Stock-based compensation expense	(1,138)	(1,747)	(1,149)
Amortization of intangible assets	(492)	(494)	(526)
Non-GAAP sales and marketing expense	$19,798	$18,109	$18,094

GAAP general and administrative expense	$9,855	$10,901	$10,486
Stock-based compensation expense	(1,960)	(2,748)	(2,031)
Divestiture costs	—	(30)	—
Non-GAAP general and administrative expense	$7,895	$8,123	$8,455

GAAP operating expenses	$53,737	$52,617	$48,445
Stock-based compensation expense	(4,274)	(6,016)	(4,394)
Amortization of intangible assets	(492)	(494)	(526)
Divestiture costs	—	(30)	—
Acquisition-related expense	(252)	—	(93)
Restructuring	(3,392)	(673)	(624)
Non-GAAP operating expenses	$45,327	$45,404	$42,808

GAAP loss from operations	$(1,945)	$(4,715)	$(59)
Fair value write-up of acquired inventory	—	364	—
Stock-based compensation expense	4,701	6,501	4,736
Amortization of intangible assets	1,195	1,195	1,086
Divestiture costs	—	30	—
Acquisition-related expense	252	—	93
Restructuring	3,392	673	624
Non-GAAP income from operations	$7,595	$4,048	$6,480

GAAP loss from operations as a percentage of revenue	-2.5%	-6.4%	-0.1%
Fair value write-up of acquired inventory	0.0%	0.5%	0.0%
Stock-based compensation expense	6.1%	8.9%	6.3%
Amortization of intangible assets	1.6%	1.6%	1.4%
Divestiture costs	0.0%	*	0.0%
Acquisition-related expense	0.3%	0.0%	0.1%
Restructuring	4.4%	0.9%	0.8%
Non-GAAP income from operations as a percentage of revenue	9.9%	5.5%	8.5%

GAAP net income (loss)	$(2,192)	$(5,213)	$272
Fair value write-up of acquired inventory	—	364	—
Stock-based compensation expense	4,701	6,501	4,736
Amortization of intangible assets	1,195	1,195	1,086
Divestiture costs	—	30	—
Acquisition-related expense	252	—	93
Restructuring	3,392	673	624
Non-GAAP net income	$7,348	$3,550	$6,811

Diluted earnings per share or (loss) per share
GAAP	$(0.04)	$(0.11)	$—
Non-GAAP	$0.15	$0.07	$0.12

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute diluted earnings per share or (loss) per share	49,361	49,291	54,699
Non-GAAP shares used to compute diluted earnings per share	50,067	50,260	54,699

* Less than 0.01%

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2014	2013

GAAP gross margin - product	67.0%	64.6%
Stock-based compensation expense	0.2%	0.1%
Amortization of intangible assets	1.4%	1.3%
Fair value write-up of acquired inventory	1.0%	0.0%
Non-GAAP gross margin - product	69.6%	66.0%

GAAP gross margin - service	62.6%	58.9%
Stock-based compensation expense	1.2%	0.9%
Non-GAAP gross margin - service	63.8%	59.8%

GAAP total gross margin	65.3%	62.3%
Stock-based compensation expense	0.6%	0.4%
Amortization of intangible assets	0.9%	0.9%
Fair value write-up of acquired inventory	0.6%	0.0%
Non-GAAP total gross margin	67.4%	63.6%

GAAP total gross profit	$193,405	$172,460
Stock-based compensation expense	1,786	1,231
Amortization of intangible assets	2,708	2,242
Fair value write-up of acquired inventory	1,782	—
Non-GAAP total gross profit	$199,681	$175,933

GAAP research and development expense	$79,396	$69,559
Stock-based compensation expense	(5,759)	(3,616)
Amortization of intangible assets	—	(200)
Impairment of intangible assets	—	(600)
Non-GAAP research and development expense	$73,637	$65,143

GAAP sales and marketing expense	$80,141	$78,365
Stock-based compensation expense	(5,437)	(4,780)
Amortization of intangible assets	(1,889)	(2,104)
Non-GAAP sales and marketing expense	$72,815	$71,481

GAAP general and administrative expense	$43,937	$40,107
Stock-based compensation expense	(10,932)	(8,246)
Divestiture costs	(435)	—
Non-GAAP general and administrative expense	$32,570	$31,861

GAAP operating expenses	$210,657	$193,535
Stock-based compensation expense	(22,128)	(16,642)
Amortization of intangible assets	(1,889)	(2,304)
Impairment of intangible assets	—	(600)
Divestiture costs	(435)	—
Acquisition-related expense	(1,558)	(93)
Restructuring	(5,625)	(5,411)
Non-GAAP operating expenses	$179,022	$168,485

GAAP loss from operations	$(17,252)	$(21,075)
Fair value write-up of acquired inventory	1,782	—
Stock-based compensation expense	23,914	17,873
Amortization of intangible assets	4,597	4,546
Impairment of intangible assets	—	600
Divestiture costs	435	—
Acquisition-related expense	1,558	93
Restructuring	5,625	5,411
Non-GAAP income from operations	$20,659	$7,448

GAAP loss from operations as a percentage of revenue	-5.8%	-7.6%
Fair value write-up of acquired inventory	0.6%	0.0%
Stock-based compensation expense	8.1%	6.5%
Amortization of intangible assets	1.6%	1.6%
Impairment of intangible assets	0.0%	0.2%
Divestiture costs	0.1%	0.0%
Acquisition-related expense	0.5%	0.0%
Restructuring	1.9%	2.0%
Non-GAAP income from operations as a percentage of revenue	7.0%	2.7%

GAAP Other income, net	$2,536	$3
Litigation settlement - prepaid licenses	(2,250)	—
Non-GAAP Other income, net	$286	$3

GAAP net loss	$(16,855)	$(22,119)
Fair value write-up of acquired inventory	1,782	—
Stock-based compensation expense	23,914	17,873
Amortization of intangible assets	—	4,546
Impairment of intangible assets	4,597	600
Divestiture costs	435	—
Acquisition-related expense	1,558	93
Restructuring	5,625	5,411
Litigation settlement - prepaid licenses	(2,250)	—
Non-GAAP net income	$18,806	$6,404

Diluted earnings per share or (loss) per share
GAAP	$(0.34)	$(0.40)
Non-GAAP	$0.37	$0.11

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	50,245	55,686
Non-GAAP shares used to compute diluted earnings per share	50,996	56,145

 SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

 (in millions, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 27, 2015
	Range

Revenue	$74	$74

Gross margin
GAAP outlook	65.4%	65.9%
Stock-based compensation expense	0.7%	0.7%
Amortization of intangible assets	0.9%	0.9%
Non-GAAP outlook	67.0%	67.5%

Operating expenses
GAAP outlook	$55.1	$55.6
Stock-based compensation expense	(6.3)	(6.3)
Amortization of intangible assets	(0.3)	(0.3)
Restructuring	(1.0)	(1.0)
Non-GAAP outlook	$47.5	$48.0

Income (loss) per share
GAAP outlook	$(0.14)	$(0.14)
Stock-based compensation expense	0.13	0.13
Amortization of intangible assets	0.02	0.02
Restructuring	0.02	0.02
Non-GAAP outlook	$0.03	$0.03

	Year ended December 31, 2015
	Range

Revenue	$326	$330

Income (loss) per share
GAAP outlook	$(0.10)	$(0.06)
Stock-based compensation expense	0.54	0.54
Amortization of intangible assets	0.08	0.08
Restructuring	0.02	0.02
Non-GAAP outlook	$0.54	$0.58